EXHIBIT A(2)

                    THE DIVERSIFIED INVESTORS FUNDS GROUP II

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
          SHARES OF BENEFICIAL INTEREST (PAR VALUE $0.00001 PER SHARE)

                           DATED AS OF APRIL 15, 2000

        Pursuant to Section 6.9 of the Declaration of Trust, dated as of January 5, 1996, as amended (as so amended, the "Declaration of Trust"), of The Diversified Investors Funds Group II (formerly The Diversified Investors Strategic Allocation Funds) (the "Trust"), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby amend and restate the existing Establishment and Designation of Series appended to the Declaration of Trust in order to establish and designate twelve additional series of Shares (as defined in the Declaration of Trust). No changes to the special and relative rights of the existing series are intended by this amendment and restatement.

        1.     (a)    The existing series are as follows:

                      Short Horizon Strategic Allocation Fund
                      Short/Intermediate Horizon Strategic Allocation Fund Intermediate Horizon Strategic Allocation Fund Intermediate/Long Horizon Strategic Allocation Fund Long Horizon Strategic Allocation Fund.

               (b)    The additional series are hereby designated as follows:

                      Diversified Institutional Money Market Fund
                      Diversified Institutional High Quality Bond Fund Diversified Institutional Intermediate Government Bond
                        Fund
                      Diversified Institutional Core Bond Fund
                      Diversified Institutional High-Yield Bond Fund Diversified Institutional Balanced Fund
                      Diversified Institutional Value & Income Fund Diversified Institutional Growth & Income Fund Diversified Institutional Equity Growth Fund Diversified Institutional Special Equity Fund Diversified Institutional Aggressive Equity Fund Diversified Institutional International Equity Fund.

        2. Each series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, to the extent pertaining to the offering of Shares of that series. Each Share of each series shall be entitled to one vote

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(or fraction thereof in respect of a fractional share) on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of such series, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that series, unless otherwise required by law.

        3. Shareholders in each series shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to such series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and the Declaration of Trust.

        4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

        5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any series.

        IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series this 15th day of April, 2000.


 /s/Tom Schlossberg                      /s/Mark Mullin
--------------------------------        --------------------------------
TOM SCHLOSSBERG                         MARK MULLIN
As Trustee and Not Individually         As Trustee and Not Individually


 /s/Robert L. Lindsay                    /s/Nikhil Malvania
--------------------------------        --------------------------------
ROBERT L. LINDSAY                       NIKHIL MALVANIA
As Trustee and Not Individually         As Trustee and Not Individually


 /s/Joyce Galpern Norden
--------------------------------
JOYCE GALPERN NORDEN
As Trustee and Not Individually